UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 13, 2014

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2014, Steven Madden, Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dolce Vita Holdings, Inc., a Washington corporation (“Dolce Vita”), and its founders and sole shareholders, Evangelos C. Lamprou and Manuel N. Lucio (together, the “Sellers”), pursuant to which the Company purchased all of the outstanding capital stock of Dolce Vita from the Sellers. Dolce Vita is a company founded in 2001 and engaged in the design, sourcing and sale of branded and private label footwear.

The purchase price payable to the Sellers in the acquisition consists of (i) $60.3 million in cash paid at closing, subject to a post-closing working capital adjustment, plus (ii) a cash earn-out payment based on the performance of Dolce Vita in each of the next two years (beginning on October 1 and ending on September 30 of each year) equal to 50% of Dolce Vita’s EBITDA (earnings before interest taxes depreciation and amortization) in each such year, provided that the aggregate minimum earn-out payment for such two year earn-out period shall be no less than $5 million. The sum of $2 million of the purchase price was deposited into escrow at closing to secure potential indemnification obligations of the Sellers.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On August 14, 2014, the Company issued a press release pursuant to which it announced that it had acquired Dolce Vita. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The Purchase Agreement included as an exhibit to this Current Report on Form 8-K is included to provide information regarding its terms and conditions relating to the acquisition and is not intended to provide any other factual or disclosure information about the Company, its subsidiaries or other parties to the Purchase Agreement. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement that have been made solely for the benefit of the other parties to the Purchase Agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement;

●	may apply standards of materiality in a way that is different from what may be otherwise viewed as material; and

●	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit	Description

2.1	Stock Purchase Agreement, dated August 13, 2014, among Steven Madden, Ltd., Dolce Vita Holdings, Inc., Evangelos C. Lamprou and Manuel N. Lucio

99.1	Press Release dated August 14, 2014 issued by Steven Madden, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2014

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer